EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Health and Retirement Properties Trust's registration statement on Form S-3 (File No. 333-47815) of our report dated February 19, 1998 included in new Marriott MI, Inc.'s (subsequently renamed "Marriott International, Inc.") Form 10-K for the fiscal year ended January 2, 1998 (File No. 1-13881) and to all references to our Firm included in this registration statement.



                                                    /s/ Arthur Andersen LLP


Washington, D.C.
April 20, 1998